EXHIBIT 32.2

Certification Under Section 906 of the Sarbanes—Oxley Act of 2002 / 18 U.S.C. Section 1350 / SEC Rule 13a-14(b)

Robert Packer hereby certifies that:

1. He is the co-interim chief executive officer of Path 1 Network Technologies Inc.

2. The Form 10-Q report of Path 1 Network Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3. The information contained in the Form 10-Q report of Path 1 Network Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Path 1 Network Technologies Inc.

Dated: November 14, 2005

/s/ Robert Packer
Robert Packer Co-Interim Principal Executive Officer